Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

REGIONS BANK

(Exact name of trustee as specified in its charter)

Alabama	63-0371391
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1900 Fifth Avenue North Birmingham, AL	35203
(Address of principal executive offices)	(Zip code)

Regions Bank

1180 West Peachtree Street

Atlanta, GA 30309

(404) 581-3742

(Name, address and telephone number of agent for service)

National Health Investors, Inc.

(Exact name of obligor as specified in its charter)

Maryland	62-1470956
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 Robert Rose Drive Murfreesboro, Tennessee (615) 890-9100	37129
(Address of principal executive offices)	(Zip code)

Debt Securities

(Titles of the indenture securities)

TABLE OF GUARANTOR REGISTRANTS(1)(2)

Exact Name of Guarantor	State of Incorporation or Organization	I.R.S. Employer Identification Number
NHI/REIT, Inc.	Maryland	62-1487865
Florida Holdings IV, LLC	Delaware	27-1924499
Inchin Along, LLC	Tennessee	83-1585732
NHI REIT of Alabama, L.P.	Alabama	62-1481479
NHI/REIT of Florida, L.P.	Florida	62-1481481
NHI-REIT of Missouri, LP	Missouri	62-1481480
NHI-REIT of Arizona, Limited Partnership	Arizona	62-1685246
NHI-REIT of Georgia, L.P.	Georgia	62-1481494
NHI-REIT of South Carolina, L.P.	South Carolina	62-1485491
NHI-REIT of California, LP	California	27-2122291
NHI-REIT of Idaho, L.P.	Idaho	62-1685245
NHI-REIT of Virginia, L.P.	Virginia	62-1485490
NHI/Anderson, LLC	Delaware	52-2331153
NHI/Laurens, LLC	Delaware	52-2331154
Texas NHI Investors, LLC	Texas	74-3014115
NHI-REIT of Oregon, LLC	Delaware	46-1292980
NHI-REIT of Florida, LLC	Delaware	27-1928550
NHI-REIT of Minnesota, LLC	Delaware	27-2048470
NHI-REIT of Tennessee, LLC	Tennessee	45-3460114
NHI Selah Properties, LLC	Delaware	45-1860372
NHI-REIT of Wisconsin, LLC	Delaware	46-1560584
NHI-REIT of Ohio, LLC	Delaware	46-2593624
NHI-REIT of Northeast, LLC	Delaware	45-3411924
NHI-REIT of Washington, LLC	Delaware	45-5011225
NHI-REIT of Maryland, LLC	Delaware	46-3823995
NHI-REIT of Seaside, LLC	Delaware	47-2561646
Myrtle Beach Retirement Residence LLC	Oregon	20-1051246
Voorhees Retirement Residence LLC	Oregon	20-3903502
NHI-REIT of Next House, LLC	Delaware	46-4092682
NHI-REIT of Axel, LLC	Delaware	47-4186097
NHI-REIT of Michigan, LLC	Delaware	47-4532373
NHI-REIT of Bickford, LLC	Delaware	81-2256620
NHI-REIT of North Carolina, LLC	Delaware	82-0669098
NHI-REIT of TX-IL, LLC	Delaware	82-0649745
NHI-REIT of Colorado, LLC	Delaware	84-2390389
NHI-Bickford RE, LLC	Delaware	27-1335068
NHI-SS TRS, LLC	Delaware	46-0954233

(1)	The address and telephone number for each of the additional guarantor registrants is 222 Robert Rose Drive, Murfreesboro, Tennessee 37129, (615) 890-9100.
(2)

The name, address, including zip code, and telephone number, including area code, of agent for service for each of the additional guarantor registrants is D. Eric Mendelsohn, 222 Robert Rose Drive, Murfreesboro, Tennessee 37129, (615) 890-9100.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

State of Alabama State Banking Department

PO Box 4600

Montgomery, AL 36103-4600

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of Atlanta

Atlanta, Georgia 30309

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

Items 3-15.	No responses are included for Items 3 through 15. Responses to those Items are not required because, as provided in General Instruction B the obligor is not in default on any securities issued under indentures under which Regions Bank is a trustee.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Incorporation of the trustee now in effect.

Exhibit 2.	The authority of Regions Bank to commence business was granted under the Articles of Incorporation for Regions Bank, incorporated herein by reference to Exhibit 1 of Form T-1.

Exhibit 3.	The authorization to exercise corporate trust powers was granted under the Articles of Incorporation for Regions Bank, incorporated herein by reference to Exhibit 1 of Form T-1.

Exhibit 4.	A copy of the bylaws of the trustee as now in effect.

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, a state chartered bank under the laws of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and State of Georgia on March 19, 2020.

REGIONS BANK

/s/ Sean Julien
Sean Julien
Vice President